Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-180597, No. 333-191702, and No. 333-199754) and Form S-8 (No. 333-132175, No. 333-179101, and No. 333-75378) of Calavo Growers, Inc. of our report dated March 30, 2020, relating to the financial statements of FreshRealm, LLC included in Amendment No. 1 to the Annual Report on Form 10-K of Calavo Growers, Inc. for the year ended October 31, 2019, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California
March 30, 2020